UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: March 20, 2008

HENDRX CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

000-50546 (Commission File Number)	86-0914052 (IRS Employer Identification Number)

George Solymar, Chief Executive Officer

2610-1066 West Hastings Street, Vancouver, British Columbia, Canada V6E 3X2

(Address of principal executive offices)

(888) 436-3791
(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

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(b) On March 20, 2008, the board of directors of the Company accepted the resignation of Susan Liu as the Company’s chief financial officer and principal accounting officer.

(c) On March 20, 2008, the board of directors appointed George Solymar as the Company’s chief financial officer and principal accounting officer.

Mr. Solymar earned a Mechanical Engineering degree from the University of Copenhagen, Denmark. Mr. Solymar has many years of corporate management experience, most recently at Atomaer Technologies Pty Ltd. from 1998 until 2004. In addition, Mr. Solymar has overseen corporate banking facilities and has experience with Securities and Exchange Commission reporting, shareholder relations and budgetary preparations. Much of Mr. Solymar’s prior work has centered on the identification and negotiation of acquisitions in a myriad of industries including wastewater treatment, commercial aviation, bottled water, electronics and pharmaceuticals. Mr. Solymar has worked as the senior project manager for Equus Energy Corporation from 2003 until the present. During the past five years, Mr. Solymar has also worked as an independent consultant.

The Company has not entered into any employment agreement in connection with Mr. Solymar’s appointment as chief financial officer and principal accounting officer.

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Signature

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized

Hendrx Corp.

Signature	Date

By: /s/ George Solymar	March 28, 2008

Name: George Solymar

Title:	Chief Executive Officer

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